UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities exchange act of 1934
Date of report (Date of earliest event reported): August 1, 2005

PRENTISS PROPERTIES TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	1-14516 (Commission File Number)	75-2661588 (I.R.S. Employer Identification Number)

3890 W. Northwest Hwy. Suite 400 Dallas, Texas (Address of principal executive offices)	75220 (Zip code)
(214) 654-0886
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Renewal of credit facility. On July 26, 2005, we renewed our revolving credit facility, increased it from $375 to $400 million and obtained an expansion right to $500 million. The facility also includes an extension right of the maturity date from July 26, 2008 to July 26, 2009. The interest rate on the facility will fluctuate based on our overall leverage with a range between LIBOR plus 85 basis points and LIBOR plus 135 basis points. The pricing on the renewed facility generally represents a 25 basis point to 30 basis point pricing reduction across the leverage grid and several covenant requirements were also modified to the Company’s benefit. Except as set forth above, the remaining terms of the revolving credit facility remain substantially unchanged. Banking participants in the revolving credit facility include JP Morgan Chase Bank as Administrative Agent; Bank of America as Syndication Agent; Commerzbank, EuroHypo, Societe General, PNC Bank, Sun Trust, Union Bank of California, Comerica Bank, Mellon Bank, Deutsche Bank, ING Real Estate Finance, US Bank and Wachovia Bank as Lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRENTISS PROPERTIES TRUST
Date: August 1, 2005	By:	/s/ GREGORY S. IMHOFF
Gregory S. Imhoff
Senior Vice President and Secretary